Exhibit 5.1

March 28, 2018

German American Bancorp, Inc.

711 Main Street

Jasper, Indiana 47546

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to German American Bancorp, Inc., an Indiana corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form S-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the proposed issuance and sale by the Company of an unspecified number or amount of securities (collectively, the “Securities”) consisting of: (i) shares of common stock, without par value, of the Company (the “Common Shares”); (ii) shares of preferred stock, without par value, of the Company (the “Preferred Shares”), (iii) depositary shares representing fractional interests in Preferred Shares (the “Depositary Shares”); (iv) senior debt securities of the Company (the “Senior Debt Securities”); (v) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (vi) warrants to purchase any other Securities (the “Warrants”); (vii) purchase contracts of the Company (the “Purchase Contracts”); and (viii) units (the “Units”) consisting of one or more other Securities.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined: (a) the Registration Statement, including the prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (b) the Company’s Articles of Incorporation, as amended to the date hereof (the “Articles”); (c) the Company’s Bylaws, as amended to the date hereof (the “Bylaws”); and (d) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion.

For purposes of the opinions contained herein, we have assumed that:

(a)                                 the Company will remain validly existing under Indiana law, the organizational documents of the Company will not be amended or modified in any respect relevant and material to our opinions expressed herein and the number of Common Shares or Preferred Shares, as the case

2700 Market Tower, 10 West Market Street
Indianapolis, IN 46204

may be, offered and sold, will not exceed the number of Common Shares or Preferred Shares, as the case may be, authorized under the Articles (as then in effect) and not otherwise reserved for issuance;

(b)                                 the issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Company’s Board of Directors, in accordance with the Indiana Business Corporation Law, the Articles, the Bylaws and the Registration Statement, and (i) with respect to the Preferred Shares, the applicable articles of amendment relating to such Preferred Shares will be duly filed with the Secretary of State of the State of Indiana prior to their issuance, and (ii) with respect to the Debt Securities, an indenture with respect thereto will be duly authorized, executed and delivered between the Company and an eligible trustee prior to their issuance, and the terms of such Debt Securities, and of their issuance and sale, will be duly established in conformity with the applicable indenture (such approvals, filings and actions, if applicable, being hereinafter referred to as the “Corporate Proceedings”); and

(c)                                  the terms of the Securities are established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

We have also assumed, with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, conformed, photostatic or facsimile copies. We have assumed with respect to all documents examined by us which contained facsimile signatures that such signatures were the original signature of the party and have the same force and effect as an original signature.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.                                      Upon the completion of all Corporate Proceedings relating to the Common Shares, the issuance of the Common Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Corporate Proceedings, the Common Shares will be validly issued, fully paid and nonassessable.

2.                                      Upon the completion of all Corporate Proceedings relating to the Preferred Shares, the issuance of the Preferred Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Corporate Proceedings, the Preferred Shares will be validly issued, fully paid and nonassessable.

3.                                      Upon the completion of all Corporate Proceedings relating to the Depositary Shares, the issuance of the Depositary Shares will be duly authorized.

4.                                      Upon the completion of all Corporate Proceedings relating to the Senior Debt Securities, the issuance of the Senior Debt Securities will be duly authorized.

5.                                      Upon the completion of all Corporate Proceedings relating to the Subordinated Debt Securities, the issuance of the Subordinated Debt Securities will be duly authorized.

6.                                      Upon the completion of all Corporate Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized.

7.                                      Upon the completion of all Corporate Proceedings relating to the Purchase Contracts, the issuance of the Purchase Contracts will be duly authorized.

8.                                      Upon the completion of all Corporate Proceedings relating to Securities that are Units, the issuance of the Units will be duly authorized.

The foregoing opinions are limited to the Federal laws of the United States and the laws of the State of Indiana as in effect on the date hereof, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion is limited to the matters expressly stated herein and no opinion is inferred or may be implied beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company or the Securities or their offering and sale.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us therein.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Bingham Greenebaum Doll LLP

BINGHAM GREENEBAUM DOLL LLP